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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


         This Agreement for Employment is made this 16th day of November, 1998, by and between North American Software Associates, Ltd. ("Employer") and Ted Roberts III, House 99, Road 218, Glen, MS 38846 ("Employee").

         For good and valuable consideration, receipt of which is hereby acknowledged, the Employer shall employ Employee subject to the following terms and conditions:

1.       The Employee shall commence employment on or before November 16, 1998.

2.       The Employee shall perform the following duties and responsibilities:

         (a) The Employee shall perform the duties and responsibilities as Vice President of Employer. Said duties and responsibilities shall include those set forth in the Articles of Incorporation and Corporate By-Laws of the Employer, which Employee acknowledges receipt of. Employer agrees to jointly develop an organizational structure with Employee such that specific operational functions and employees will report to Employee.

         (b) The Employee shall perform such further and other duties as are required by the Employer.

3. The Employee shall work Monday through Friday from 8 A.M. to 5 P.M. and such additional hours as are required by the Employer for the Employee to competently perform the duties of his position. The Employer recognizes Employee has requested flexible work hours and Employer agrees to this request provided the Employee fulfills the duties and responsibilities as described in 2 above. The Employee shall use his best efforts on behalf of the Employer.

4. The Employee shall comply with all stated standards of performance, policies, rules, regulations and manuals, receipt of which by the Employee is hereby acknowledged. The Employee shall also comply with such future Employer policies, rules, regulations, performance standards and manuals as may be published or amended from time to time.

5. The Employee's employment under this Agreement shall commence November 1, 1998 and shall terminate on December 31, 2001, unless terminated prior to such time for cause.

6. The Employer shall pay to the Employee as compensation for services and the Employee agrees to accept the sum of $100,000.00 per year payable twice a month of $4,166.67, and be entitled to the following "fringe benefits":


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         (a)      Employer will provide Employee with family health insurance, including medical, dental and life insurance, or will reimburse Employee for Employee's current insurance plan, said current plan costing employee $600 per month.

         (b) Employer will compensate Employee at the time of signing this agreement by a payment of $10,000, repayment of this amount being agreed to on or before May 15, 1999 under such terms as mutually agreed to as an amendment in writing to this agreement.

         (c) Employer will provide Employee with a Company Vehicle on or about June 30, 1999.

         (d) Employer will provide Employee with 4 weeks paid vacation per year.

         (e) Employer will provide Employee with 5% of the Employer Common Stock outstanding on June 30, 1999. These shares will be held in escrow pursuant to terms to be jointly agreed to by Employer and Employee. Said terms will include a vesting schedule and a purchase option good through September 30, 2001 for acquiring an additional 5% of the outstanding common shares of Employer's common stock as of September 30, 1999 at the average closing price per share for the previous 5 trading days.

         (f) Employer will reimburse Employee for reasonable Business and Travel Expenses within the guidelines provided by the Internal Revenue Service.

7. This contract of employment may terminate upon the occurrence of any of the following events: (a) the death of the Employee; (b) the failure of the Employee to perform his duties satisfactorily after notice or warning thereof;
(c) for just cause based upon non-performance of duties by Employee; (d) economic reasons of the Employer which may arise during the term of this Agreement and which may be beyond the control of the Employer.

8. The Employee shall not, at any times during the period hereof, and for 3 years from the date of termination of this Agreement, directly or indirectly, within a geographic area of 1000 miles, engage in, or become involved in, any competitive or similar business as that of the Employer.

9. Any dispute under this contract shall be required to be resolved by mediation by a third party approved by the Employer and the Employee, said approval will not be unreasonably withheld. If said mediation is not successful after 90 days the parties will enter into binding arbitration. Both parties shall agree on the selection of one arbitrator. If the parties cannot agree on a single arbitrator each party shall select one arbitrator and both arbitrators shall select a third. The arbitration shall be governed by the rules of the American Arbitration Association then in force and effect.

10. This Agreement may not be assigned without prior notice by either party, and subject to the mutual consent and approval of any such assignment.


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11.      This Agreement constitutes the complete understanding between the parties, unless amended by a subsequent written instrument signed by the Employer and Employee.

         -------------------------                ------------------------------
         Employee                                 Robert R. Crawford, President


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